UNDERWRITING AGREEMENT

AGREEMENT made the 1st day of December, 2003, as amended and restated the 1st day of May, 2008, by and between EQUITRUST VARIABLE INSURANCE SERIES FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the “Fund”), and EQUITRUST MARKETING SERVICES, LLC, a Delaware limited liability company (the “Underwriter”).

W I T N E S S E T H:

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a diversified open-end investment company and proposes to offer its shares continuously, pursuant to a prospectus (as now constituted or hereafter amended or supplemented, the “Prospectus”), to the separate accounts (“Accounts”) of Farm Bureau Life Insurance Company and of other affiliated and non-affiliated insurance companies (collectively, the “Participating Insurance Companies”), to fund the benefits under Variable Universal Life Insurance Policies and Variable Annuity Contracts issued by the Participating Insurance Companies; and

WHEREAS, the Fund currently is comprised of six separate portfolios (together with any additional portfolios which may from time to time be established by the Fund, herein referred to as the “Portfolios”), each of which pursues its investment objectives through separate investment policies; and

WHEREAS, the Underwriter is a broker-dealer registered under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority; and

WHEREAS, the Fund and the Underwriter wish to enter into an agreement with each other with respect to the continuous offering to the Accounts of the Fund’s transferable shares of beneficial interest, without par value (“Shares”), in order to promote the growth of the Fund and to facilitate the distribution of the Shares.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein continued the parties hereto agree as follows:

1. Appointment of the Underwriter.

The Fund hereby appoints the Underwriter as the principal underwriter and distributor of the Fund to sell its shares to the Accounts, and the Underwriter hereby accepts such appointment. The Fund, during the term of this Agreement, shall sell its Shares to the Accounts pursuant to orders obtained by the Underwriter, at the net asset value for each Portfolio determined in the manner set forth in the Prospectus, and upon the terms and conditions set forth below.

2. Exclusive Nature of Duties.

The Underwriter shall be the exclusive representative of the Fund to act as principal underwriter and distributor.

3. Sale and Redemption of Shares of the Fund.

(a) Orders for the purchase and redemption of Shares (and payment for Shares, in the case of a purchase) shall be transmitted directly from the Accounts to the Fund or its agent.

(b) The Fund shall sell and redeem Shares of each Portfolio at the net asset value per share of such Portfolio, determined in accordance with the method set forth in the Prospectus.

(c) The Fund shall have the right to suspend the redemption of Shares of any of its Portfolios pursuant to the conditions set forth in the Prospectus. The Fund shall also have the right to suspend the sale of Shares of any or all of its Portfolios at any time when it is authorized to suspend redemption of such Shares, or at any other time when there shall have occurred an extraordinary event or circumstance which, in the reasonable judgment of the Fund, makes it impracticable or inadvisable to continue to sell any such shares.

(d) The Fund shall give the Underwriter prompt notice of any such suspension and shall promptly furnish such other information in connection with the sale and redemption of Shares as the Underwriter may reasonably request.

(e) The Fund (or its agent) will make appropriate book entries upon receipt by the Fund (or its Agent) of orders and payments for Shares or requests for redemption thereof, and will issue and redeem Shares and confirm such transactions in accordance with applicable laws and regulations.

4. Interests in and of the Underwriter.

It is understood that any of the shareholders, trustees, officers, employees, and agents of the Fund may be a shareholder, director, trustee, officer, employee, or agent of, or be otherwise interested in, the Underwriter, any affiliated person of the Underwriter, any organization in which the Underwriter may have an interest or any organization which may have an interest in the Underwriter; that the Underwriter, any such affiliated person, or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or any transaction hereunder except as otherwise provided in the Declaration of Trust or By-Laws of the Fund, or in the Articles of Incorporation or By-Laws of the Underwriter, or by specific provisions of applicable law.

5. Duties of the Fund.

(a) The Fund shall furnish to the Underwriter copies of all information, financial statements and other papers which the Underwriter may reasonably request for use in connection with the distribution of the Shares.

(b) The Fund shall take, from time to time, subject to the necessary approval of its shareholders, all necessary action to register Shares under the Securities Act of 1933 in order that there will be available for sale such number of Shares of each Portfolio as may reasonably be expected to be sold and issued.

(c) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares of each of its Portfolios for sale under the securities laws of such states as the Underwriter and the Fund may approve, if such qualification is required by such securities laws. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion.

(d) The Fund will furnish to the Underwriter, in reasonable quantities upon request by the Underwriter, copies of annual and interim reports of the Fund.

(e) The Fund shall promptly notify the Underwriter if the registration or qualification of any Shares under any state or federal securities laws, or the Fund’s registration under the 1940 Act, is suspended or terminated, or if any governmental body or agency institutes proceedings to terminate the offer and sale of any Shares in any jurisdiction.

6. Duties of the Underwriter.

(a) The Underwriter shall be subject to the direction and control of the Fund in the sale of the Shares and shall not be obligated to sell any specific number of Shares of any Portfolios. In selling the Shares of the Fund, the Underwriter shall use its best efforts in all respects to conform with the requirements of all federal and state laws and regulations, and the Conduct Rules of the National Association of Securities Dealers, Inc., relating to the sale of such securities. The Underwriter is not authorized by the Fund to give any information or make any representations, other than those contained in the Registration Statement for the Fund and its Shares, the Prospectus and any sales literature specifically approved by the Fund.

(b) The Underwriter shall act as an independent contractor and nothing herein shall constitute the Underwriter, its agents or representatives, or employees thereof, as employees of the Fund in connection with the sale of Shares. The Underwriter is responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Underwriter assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder. Nothing contained in this Agreement shall prevent the Underwriter from entering into underwriting arrangements with other investment companies.

(c) The Underwriter will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by the Underwriter or any employee, representative, or agent of the Underwriter.

(d) The Underwriter will observe and be bound by all the provisions of the Declaration of Trust and By-Laws of the Fund, the Prospectus, and any fundamental policies adopted by the Fund pursuant to the 1940 Act, notice of which shall have been given by the Fund to the Underwriter, which at the time in any way require, limit, restrict, or prohibit, or otherwise regulate, any action on the part of the Underwriter.

7. Payment of Expenses.

(a) The Fund shall bear all costs and expenses of the Fund incurred in connection with (i) the registration of the Shares under federal and state securities laws; (ii) the preparation

(including typesetting), printing and mailing of annual Prospectuses to existing shareholders; (iii) the preparation, printing and mailing of any notice, proxy statement, report, supplemental Prospectus or other communications to shareholders; and (iv) the printing and mailing of confirmations of purchases of Shares. The Fund will also pay all expenses incident to the issuance of the Shares.

(b) The Underwriter will pay all expenses incident to the sale and distribution of the Shares issued or sold hereunder, including, without limiting the generality of the foregoing, all expenses incurred in connection with: (i) the printing (but not typesetting) and distribution of Prospectuses and Statements of Additional Information to other than existing shareholders; and (ii) the preparation, printing and distribution or dissemination of any reports or other literature, advertising and selling aids in connection with the offering of the Shares for sale (except that such expenses do not include expenses incurred by the Fund in connection with the preparation, printing and distribution of any report or other communication to shareholders in their capacity as such).

8. Anti-Money Laundering Policies and Procedures.

Each party represents and warrants to the other that it is a financial institution subject to Title III of the USA Patriot Act. Each party represents that it (a) has established policies and procedures designed to prevent and detect money laundering, as required by the USA Patriot Act and the rules and regulations adopted thereunder; (b) identifies and will continue to identify shareholders and/or customers for whom it acts and the sources of funds for such persons for whom it acts, and maintains all documentation necessary to identify those persons and the sources of their funds; and (c) does not believe, and has no reason to believe, that any such person for whom it acts is engaged in money laundering activities or is associated with any terrorist or other individuals, entities or organizations sanctioned by the United States. Each party agrees to provide federal authorities with such information and records as they may request relating to anti-money laundering, and each consents to the inspection of its records and review of its anti-money laundering program by federal authorities.

9. Privacy Regulations.

Each party acknowledges and agrees that it is subject to the privacy regulations promulgated under Title V of the Gramm-Leach-Bliley Act with respect to privacy, use and protection of nonpublic personal information of customers (“Customer Information”). Each party agrees that with respect to this Agreement and the services to be provided hereunder that (a) it will not disclose or use any Customer Information except to the extent necessary to carry out its obligations under this Agreement and for no other purpose; (b) it shall not disclose Customer Information to any third party, including without limitation, its third party service providers except to the extent necessary to carry out its obligations hereunder and then only with a written agreement with such third party service provider that likewise prohibits the third party service provider from using or disclosing Customer Information except to carry out the obligation to service the customer’s transactions; (c) it shall maintain and require third party service providers to maintain effective security measures to protect Customer Information from unauthorized disclosure or use; (d) it shall provide the other party with information regarding its security measures upon the other party’s reasonable request and promptly provide the other party with information regarding any failure of such security measures or any security breach related to Customer Information. For purposes of this Agreement, Customer Information includes but is not limited to: an individual’s name, address, e-mail address, telephone number and/or social security number, the fact that an individual has a relationship with any other party or an individual’s financial information.

10. Duration and Termination of this Agreement.

This Agreement shall become effective as of the date first written above and, unless terminated earlier as described in the following paragraph, shall remain in force thereafter so long as its continuance is approved at least annually by (a) the vote of a majority of the Trustees who are not parties to this Agreement or “interested persons” of any such party cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the vote of a majority of the Trustees, or (ii) the vote of a majority of the outstanding voting securities of the Fund.

This Agreement may be terminated by either party upon six months’ advance written notice to the other party. This Agreement shall terminate automatically in the event of its assignment.

The terms “vote of a majority of the outstanding voting securities,” “assignment” and “interested person,” when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

11. Notices.

Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

12. Governing Law.

This Agreement shall be construed in accordance with the laws of the State of Iowa and the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of Iowa, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

13. Personal Liability.

The Underwriter understands that the obligations of the Fund under this Agreement are not binding upon any shareholders or trustees of the Fund personally, but bind only the Fund and the Fund’s property. The Underwriter represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and trustee liability for acts or obligations of the Fund.

14. Indemnification Provisions for Underwriting Agreements.

(a) Subject to the conditions set forth below, the Fund agrees to indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act of 1934 against any and all loss, liability, claim, damage and expense whatsoever, jointly and severally, or otherwise (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund’s Registration Statement, the Prospectus or statement of additional information or any amendment or supplement thereof, or any advertisement or sales literature authorized by the Fund, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information with respect to the Underwriter furnished to the Fund by or on behalf of the Underwriter expressly for use in the Fund’s Registration Statement, Prospectus, statement of additional information or any amendment or supplement thereof or any advertisement or sales literature. If any action is brought against the Underwriter or any controlling person thereof in respect of which indemnity may be sought against the Fund pursuant to the foregoing, the Underwriter shall promptly notify the Fund in writing of the institution of such action and the Fund shall assume the defense of such action, including the employment of counsel selected by the Fund and payment of expenses. The Underwriter, or any such controlling person thereof, shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Fund in connection with the defense of such action or the Fund shall not have employed counsel to have charge of the defense of such action, in which event such fees and expenses shall be borne by the Fund. Anything in this subparagraph to the contrary notwithstanding, the Fund shall not be liable for any settlement of any such claim or action effected without its written consent.

(b) The Underwriter agrees to indemnify and hold harmless the Fund, each of its Trustees, each of its officers and each other person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act, with respect to statements or omissions, if any, made in the Fund’s Registration Statement, Prospectus or statement of additional information or any amendment or supplement thereof or any advertisement or sales literature in reliance upon and in conformity with information with respect to the Underwriter furnished in writing to the Fund by or on behalf of the Underwriter expressly for use in the Fund’s Registration Statement, Prospectus or statement of additional information or any amendment or supplement thereof or any advertisement or sales literature. In case any action shall be brought against the Fund or any other person so indemnified based on the Fund’s Registration Statement, Prospectus or statement of additional information or any amendment or supplement thereof and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Fund and the Fund and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of subparagraph (a) above.

(c) Nothing herein contained shall be deemed to protect any person against liability to the Fund or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this Agreement to be executed on its behalf by an officer thereunto duly authorized and its corporate and trust seals to be affixed on the day and year first above written.

ATTEST:		EQUITRUST VARIABLE INSURANCE SERIES FUND

By:	/s/ Kristi Rojohn	By:	/s/ Craig A. Lang
	Secretary		President

ATTEST:		EQUITRUST MARKETING SERVICES, LLC

By:	/s/ Kristi Rojohn	By:	/s/ Dennis M. Marker
	Secretary		Vice President-Investment Administration & Manager